                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
           THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         Hyde Athletic Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE:
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)  Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------------------------
  2)  Aggregate number of securities to which transaction applies:

      ----------------------------------------------------------------------------------------
  3)  Per unit price or other underlying value of transaction computed pursuant to Exchange
      Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ----------------------------------------------------------------------------------------
  4)  Proposed maximum aggregate value of transaction:

      ----------------------------------------------------------------------------------------
  5)  Total fee paid:

      ----------------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)  Amount Previously Paid:

      ----------------------------------------------------------------------------------------
  2)  Form, Schedule or Registration Statement No.:

      ----------------------------------------------------------------------------------------
  3)  Filing Party:

      ----------------------------------------------------------------------------------------
  4)  Date Filed:

      ----------------------------------------------------------------------------------------

                         HYDE ATHLETIC INDUSTRIES, INC.
                           CENTENNIAL INDUSTRIAL PARK
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

                                  MAY 15, 1997

     The Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") will be held at the offices of the Company, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts, on Thursday, May 15, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

          1. To elect six directors.

          2. To approve (i) an amendment to the Company's 1993 Equity Incentive Plan (as amended, the "Equity Incentive Plan") increasing (A) the number of shares issuable under the Equity Incentive Plan from 800,000 to 1,150,000 and (B) the number of shares for which options or awards may be granted in any calendar year to any one person from 75,000 to 150,000 and (ii) the continuance of the Equity Incentive Plan.

          3. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Class A Common Stock at the close of business on April 4, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk
Peabody, Massachusetts
April 16, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                         HYDE ATHLETIC INDUSTRIES, INC.
                           CENTENNIAL INDUSTRIAL PARK
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hyde Athletic Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 15, 1997 and at any adjournment of that meeting (the "Annual Meeting"). All shares of Class A Common Stock, $.33 1/3 par value per share, of the Company (the "Class A Common Stock") for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended January 3, 1997 ("fiscal 1996") is being mailed to stockholders with the mailing of this Notice and Proxy Statement, which is first being mailed to stockholders on or about April 16, 1997.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO CHARLES A. GOTTESMAN, EXECUTIVE VICE PRESIDENT, HYDE ATHLETIC INDUSTRIES, INC., CENTENNIAL INDUSTRIAL PARK, 13 CENTENNIAL DRIVE, PEABODY, MASSACHUSETTS 01960. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

VOTING SECURITIES AND VOTES REQUIRED

     The Board of Directors has fixed April 4, 1997 as the record date (the "Record Date") for determining holders of Class A Common Stock who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,703,227 shares of Class A Common Stock. Each share is entitled to one vote. The holders of the Company's Class B Common Stock, $.33 1/3 par value per share (the "Class B Common Stock"), are not entitled to vote at the Annual Meeting.

     The holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Class A Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Class A Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock voting on the matter is required to approve the continuance of, and amendment to, the Company's 1993 Equity Incentive Plan and to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information concerning beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) all directors, (iii) each of the executive officers named in the Summary Compensation Table set forth in "Compensation of Executive Officers" below (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of March 31, 1997.

     The number of shares beneficially owned by each person is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

                                                     NUMBER OF SHARES             PERCENTAGE OF
                                                    BENEFICIALLY OWNED          CLASS OUTSTANDING
                                                  -----------------------      --------------------
               5% STOCKHOLDERS                     CLASS A       CLASS B       CLASS A      CLASS B
----------------------------------------------    ---------      --------      -------      -------
Phyllis H. Fisher.............................      414,472         5,002         15.3%          *
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
John H. Fisher................................      409,054(1)    194,151(2)      15.1         5.4%
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
Charles A. Gottesman and Merrill F.
  Gottesman...................................      409,054(3)    182,987(4)      15.1         5.1
  c/o Hyde Athletic Industries, Inc.
  Centennial Industrial Park
  13 Centennial Drive
  Peabody, MA 01960
Dimensional Fund Advisors Inc.................      207,500(5)    261,300(5)       7.7         7.4
  1299 Ocean Avenue
  Santa Monica, CA 90401
OTHER DIRECTORS
James A. Buchanan.............................        6,000(6)     27,500(6)         *           *
Jonathan O. Lee...............................           --        18,000(7)         *           *
John J. Neuhauser.............................           --        18,000(8)         *           *
OTHER NAMED EXECUTIVE OFFICERS
Wolfgang Schweim..............................           --         3,000(9)         *           *
James H. Noyes, Jr............................          400(10)    11,676(10)        *           *
Kenneth W. Graham.............................        1,500(11)    11,650(11)        *           *
All directors and executive officers as a
  group (11 persons)..........................    1,240,890(12)   472,760(13)     45.8        13.0

---------------
   * Represents holdings of less than one percent.

 (1) Includes 83,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 6,382 shares held in trust for the benefit of Mr. Fisher's children for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 1,333 shares held in the name of Mr. Fisher's daughter. Excludes 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power. Mr. Fisher is the son of Phyllis H. Fisher.

 (2) Includes 23,410 shares held in trust for the benefit of Mr. Fisher for which Mr. Fisher and his sister, Merrill F. Gottesman, are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; and 58,728 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997. Excludes 23,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (3) Includes 71,731 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman, who is the daughter of Phyllis H. Fisher; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mrs. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 25,750 shares held in the name of Mr. Gottesman; 217,533 shares held in the name of Mrs. Gottesman; and an aggregate of 2,666 shares held in the names of Mr. and Mrs. Gottesman's two daughters. Excludes 83,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (4) Includes 94,781 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman; 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment and voting power; 23,410 shares held in trust for the benefit of Mrs. Gottesman for which Mrs. Gottesman and her brother, John H. Fisher, are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 50,832 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997. Excludes 23,410 shares held in trust for the benefit of John H. Fisher for which John H. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (5) The information reported is based on a Schedules 13G, dated February 12, 1997, filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional") and certain other written information provided by Dimensional on February 18, 1997. Dimensional is a registered investment advisor and deemed to have beneficial ownership of all of such shares. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, and Dimensional serves as investment manager for all of such entities. Dimensional disclaims beneficial ownership of all such shares.

 (6) Consists of 6,000 shares and 27,500 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Buchanan has the right to acquire pursuant to outstanding stock options exercisable within 60 days after March 31, 1997.

 (7) Consists of 18,000 shares which Mr. Lee has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

 (8) Consists of 18,000 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

 (9) Consists of 3,000 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997. Mr. Schweim also has the right to acquire (a) 3,000 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1997 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $6.75 per share and (b) 3,000 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1997 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $9.25 per share.

(10) Consists of 400 shares and 11,676 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Noyes has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

(11) Consists of 1,500 shares and 11,650 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Graham has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

(12) Includes a total of 8,300 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

(13) Includes a total of 200,170 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1997.

     There are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Class A Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company. The proxy may not be voted for more than six directors. If a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unwilling to serve as a director.

     Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

     JAMES A. BUCHANAN, age 50, has been a director since 1991. Mr. Buchanan joined the Company in 1989 as Vice President, Marketing. Since 1990 he has been President and General Manager of the Company's subsidiary, Brookfield Athletic Co., Inc. ("Brookfield"), which produces and markets outdoor recreational products for children and young adults. From 1985 to 1989, he was President of Marketing Associates International Ltd., a company engaged in the marketing of entertainment products, including the European introduction of the board game Trivial Pursuit.

     JOHN H. FISHER, age 49, has been a director since 1980. Mr. Fisher has been Chief Executive Officer of the Company since 1991. He served as Chief Operating Officer from 1985 to 1991, as Executive Vice

President from 1981 to 1985 and as Vice President, Sales from 1979 to 1981. Mr. Fisher is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association, and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher.

     PHYLLIS H. FISHER, age 74, has been a director since 1982. In addition to her services as a director of the Company, Mrs. Fisher provides consulting services to the Company, which include maintaining certain long-standing relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

     CHARLES A. GOTTESMAN, age 46, has been a director since 1983. Mr. Gottesman has served as Executive Vice President and Chief Operating Officer of the Company since 1992, Executive Vice President, Finance from 1989 to 1992, Senior Vice President from 1987 to 1989, Vice President from 1985 to 1987, Treasurer from 1983 to 1989, and in a number of other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher.

     JONATHAN O. LEE, age 46, has been a director since 1990. Mr. Lee has been engaged for more than five years as General Partner of Lee Capital Holdings, a limited partnership engaged in effecting corporate acquisitions and operating the acquired companies. He presently serves as Chairman of the Board of Southern Energy Homes, Inc., a company engaged in the manufactured housing business.

     JOHN J. NEUHAUSER, age 54, has been a director since 1989. Mr. Neuhauser has been Dean of Boston College's Carroll School of Management (business school) since 1978. From 1971 to 1977, he held the position of Associate Professor and Chairman of the Computer Science Department of Boston College. He is presently a director of all of the mutual funds of the Colonial Group and in recent years has been a director of Logic World, Inc. and of Wakefield Software Systems, Inc., companies engaged in the computer industry. He currently is a Corporator of Emerson Hospital and is a former member of the Executive Committee of the Boston Management Consortium.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met three times during fiscal 1996 and acted by written consent on four occasions. With the exception of Mrs. Phyllis Fisher, each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

     The Company has a standing Audit Committee of the Board of Directors, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met once during fiscal 1996. The members of the Audit Committee are Messrs. Gottesman, Lee and Neuhauser.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's 1993 Equity Incentive Plan. The Compensation Committee held two meetings during fiscal 1996. The members of the Compensation Committee are Messrs. Lee and Neuhauser. See "Report of the Compensation Committee on Executive Compensation."

     The Company has no standing nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Under the Company's 1993 Director Stock Option Plan (the "Director Option Plan"), which was adopted by the Board of Directors on April 7, 1993 and approved by the stockholders of the Company on May 25, 1993, non-employee directors of the Company (other than Phyllis H. Fisher) are granted non-statutory stock options to purchase shares of Class B Common Stock. Options are granted automatically to eligible directors as follows: (i) each eligible director was granted an option to purchase 6,000 shares of Class B Common Stock on the 60th day following stockholder approval of the Director Option Plan; (ii) each person who becomes an eligible director after May 25, 1993 (the date of approval of the Director Option Plan by the stockholders) shall be granted an option to purchase 6,000 shares of Class B Common Stock on the date of his or her initial election to the Board of Directors; and (iii) each eligible director shall be granted an option to purchase 4,000 shares of Class B Common Stock on April 15 of each year (or the next following business day if April 15 is not a business day), provided he or she is an eligible director on such date. All options granted under the Director Option Plan have an exercise price equal to the fair market value of the Class B Common Stock on the date of grant and will be exercisable at any time prior to the fifth anniversary of the date of grant.

     On April 15, 1996, each of Messrs. Neuhauser and Lee was granted an option to purchase 4,000 shares of Class B Common Stock at $4.00 per share.

     Non-employee directors are paid an annual retainer of $15,000. Mrs. Fisher is a party to a consulting agreement with the Company under which she received a fee of $90,000 for 1996. See "Employment and Consulting Agreements and Other Arrangements."

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the five other most highly compensated executive officers during fiscal 1996:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                          ANNUAL                    COMPENSATION(2)
                                      COMPENSATION(1)                   AWARDS
                               -----------------------------     ---------------------
                                                                 SECURITIES UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY       BONUS              OPTIONS            COMPENSATION(3)
-----------------------------  ----    --------     --------     ---------------------     ---------------
John H. Fisher...............  1996    $277,821     $ 73,762                 --                $12,553
  President and                1995     277,960      105,967             30,000                 12,000
  Chief Executive Officer      1994     265,404      204,739             24,150                 15,192
Charles A. Gottesman.........  1996     250,039       73,762                 --                 14,302
  Executive Vice President     1995     250,164      105,967             25,000                 13,360
  and Chief Operating Officer  1994     238,609      204,739             22,220                 16,230
James A. Buchanan............  1996     222,381           --                 --                 15,375
  President, Brookfield        1995     220,807       55,351             15,000                 14,568
  Athletic Co., Inc.           1994     211,151       47,425             17,256                 19,719
Wolfgang Schweim.............  1996     210,848           --                 --                  3,817
  President, Saucony           1995     206,987        8,289             22,500                  1,169
  Division(4)
James H. Noyes, Jr. .........  1996     188,952       28,949                 --                 12,072
  Vice President,              1995     159,609       22,572                 --                 10,643
  International                1994     179,559       28,215             12,516                 11,896
Kenneth W. Graham............  1996     135,000           --                 --                  4,688
  Senior Vice President        1995     137,596           --                 --                  4,813
  Research & Development       1994     132,923       10,000             11,764                  5,757
  and Manufacturing

---------------
(1) Perquisites for the Named Executive Officers listed in the table did not exceed the lesser of $50,000 or 10% of total salary and bonus for the respective fiscal years and accordingly have been omitted in accordance with the rules of the Securities and Exchange Commission.

(2) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights (SARs) have been granted to or are held by any of the Named Executive Officers.

(3) Amounts shown in this column represent (i) the Company's payment of split-dollar life insurance premiums, (ii) the Company's contributions under its tax-qualified and deferred 401(k) savings plan, (iii) the Company's contributions under its Non-Qualified Retirement Plan and (iv) the value of below-market loans made by the Company to the Named Executive Officers (the value based on the difference between the market interest rate and the actual interest rate). The Company paid split-dollar life insurance premiums of $10,500, $11,050, $13,000, $2,666, $8,333 and $3,000 for Messrs. Fisher,
    Gottesman, Buchanan, Schweim, Noyes and Graham, respectively, for the last fiscal year. The Company's contributions under its 401(k) savings plan for Messrs. Fisher, Gottesman, Buchanan, Schweim, Noyes and Graham for the last fiscal year were $513, $2,439, $2,375, $0, $2,479 and $1,688, respectively.
    The Company's contributions under its Non-Qualified Retirement Plan for Messrs. Fisher, Gottesman, Buchanan, Schweim, Noyes and Graham for the last fiscal year were $1,540, $813, $0, $0, $1,260 and $0, respectively. In addition, Mr. Schweim received $1,151 in the last fiscal year, representing the value of a below-market loan in the principal amount of $54,600 made by the Company to Mr. Schweim. See "Employment and Consulting Agreements and Other Arrangements."

(4) On June 1, 1995, Mr. Schweim was promoted to the position of President, Saucony Division.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Table. The following table sets forth certain information regarding stock options exercised during fiscal 1996 and held as of January 3, 1997 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal 1996. The Company granted no options or SARs to the Named Executive Officers during fiscal 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES
                                                              UNDERLYING                 VALUE OF UNEXERCISED
                          SHARES                        UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                         ACQUIRED                          FISCAL YEAR-END                FISCAL YEAR-END(2)
                            ON           VALUE       ----------------------------    ----------------------------
         NAME            EXERCISE     REALIZED(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------  ---------    -----------    -----------    -------------    -----------    -------------
John H. Fisher.........         --           --         43,728(3)       34,150(3)      $37,040         $48,406
Charles A. Gottesman...         --           --         38,332(3)       29,720(3)       32,238          42,460
James A. Buchanan......      1,000(4)   $ 3,000
                             1,000(3)   $ 2,875         26,000(5)       22,756(6)        8,656          30,046
                            11,886(3)   $17,086
Wolfgang Schweim.......         --           --          3,000(3)       19,500(3)        1,875          12,188
James H. Noyes, Jr. ...         --           --         12,076(7)        7,516(3)       15,540          17,851
Kenneth W. Graham......         --           --         13,150(8)        6,764(3)       18,803          16,065

---------------
(1) Value based on last sale price of the Common Stock on the date of exercise less the exercise price.

(2) Value based on last sale price of the Common Stock at the fiscal year end ($5.00 per share of Class A Common Stock and $4.875 per share of Class B Common Stock) less the exercise price.

(3) Represents shares of Class B Common Stock.

(4) Represents shares of Class A Common Stock.

(5) Consists of 6,000 shares of Class A Common Stock with no in-the-money value and 20,000 shares of Class B Common Stock with an in-the-money value of $8,656.

(6) Consists of 1,500 shares of Class A Common Stock with no in-the-money value and 21,256 shares of Class B Common Stock with an in-the-money market value of $30,046.

(7) Consists of 400 shares of Class A Common Stock with an in-the-money value of $1,100 and 11,676 shares of Class B Common Stock with an in-the-money value of $14,440.

(8) Consists of 1,500 shares of Class A Common Stock with an in-the-money value of $3,469 and 11,650 shares of Class B Common Stock with an in-the-money value of $15,334.

EMPLOYMENT AND CONSULTING AGREEMENTS AND OTHER ARRANGEMENTS

     The Company is a party to an employment agreement with Wolfgang Schweim for a term beginning June 1, 1995 and terminating May 31, 1997. The Agreement provides for a base salary of $200,000, subject to increase based on increases in the consumer price index. Mr. Schweim is also eligible to receive a cash bonus of up to 50% of his base salary, provided, however, that the Board of Directors, in its sole discretion, may award a bonus of greater than 50%. If the Company terminates Mr. Schweim without cause, the Company will continue to pay Mr. Schweim his salary and benefits through May 31, 1997. So long as Mr. Schweim is employed by the Company, and for a period of two years thereafter, he is prohibited from engaging in the business of developing, producing, marketing or selling products competitive with those of the Company, or under active consideration by the Company, while Mr. Schweim was employed by the Company.

     The Company has a compensation arrangement with Mr. Noyes whereby Mr. Noyes received a base salary of $118,310 in fiscal 1996 and commissions at specified rates and participates in the Vice President Bonus Plan (described below).

     All Vice Presidents of the Company are eligible to participate in the Company's Vice President Bonus Plan, which was approved by the Board of Directors, upon recommendation of the Compensation Committee. To be eligible for this plan, an executive must be a Vice President for the entire fiscal year. Bonuses awarded to a Vice President under this plan are capped at 25% of such Vice President's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of the Company or the division for which the Vice President is responsible.

     The Company has a consulting agreement with Phyllis H. Fisher for a term of five years beginning January 4, 1993. The agreement provides for an annual fee of $40,000 during each of the first two years of the agreement and $90,000 for each of the remaining three years of the agreement. Mrs. Fisher's consulting services include maintaining certain long-standing relationships with sporting goods associations, representing the Company at certain trade shows and coordinating the Company's civic and charitable events.

     In July 1993, James Buchanan, President of Brookfield, borrowed $100,000 from the Company. As consideration for this loan, Mr. Buchanan issued the Company a promissory note that was interest free through July 1994 and currently bears interest at the prevailing prime rate and is collateralized by a mortgage to the Company on two parcels of real estate. As of April 1, 1997, the amount of indebtedness outstanding under the note was $100,000, the largest amount of indebtedness outstanding since the beginning of fiscal 1996.

     On August 16, 1996, Wolfgang Schweim, President of the Company's Saucony division, borrowed $54,600 from the Company, the largest amount of indebtedness outstanding since the beginning of fiscal 1996. As consideration for this loan, Mr. Schweim issued the Company a promissory note that bears interest at 6.0% and is collateralized by a mortgage to the Company on a parcel of real estate. As of April 1, 1997, the amount of indebtedness outstanding under the note was $39,516.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Messrs. Lee and Neuhauser. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts.

Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Compensation Committee has considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitations will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Compensation Committee has determined not to recommend to the Company's Board of Directors that the bonus arrangements for the Company's executive officers be submitted to the Company's stockholders for their approval. To qualify option grants and stock awards as qualified performance-based compensation for purposes of Section 162(m), the Company has submitted the continuance of the 1993 Equity Incentive Plan for stockholder approval. See "APPROVAL OF AMENDMENT TO 1993 EQUITY INCENTIVE PLAN AND CONTINUANCE OF SUCH PLAN."

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Company's 1993 Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

     During fiscal 1996, Mr. Schweim was a party to a multi-year employment agreement with the Company that fixed his annual base salary during the term of the agreement, subject to adjustment for changes in the consumer price index. Thus, the only adjustments during 1996 to the base salary of Mr. Schweim was a cost-of-living adjustment in accordance with the terms of his employment agreement. Although the employment agreements between the Company and each of Messrs. Fisher, Gottesman and Buchanan expired on December 31, 1995, the Compensation Committee approved cost-of-living adjustments in fiscal 1996 to the base salaries of these three executive officers in accordance with the provisions of their respective agreements. The Compensation Committee believes that the Chief Executive Officer's base salary for fiscal 1996 was appropriate based on its evaluation of Mr. Fisher's performance during fiscal 1996 and his historic and anticipated future contributions to the Company. The Compensation Committee also believes that the base salary levels of its other executive officers were appropriate in light of the factors described in the preceding paragraph.

     The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. In accordance with the provisions of their expired employment agreements, the bonuses awarded to Messrs. Fisher and Gottesman were based upon a percentage of pre-tax net income (as defined) of the Company or the applicable business unit. For certain executive officers not covered by employment agreements, the Board of Directors, upon recommendation of the Compensation Committee, has adopted a Vice President Bonus Plan pursuant to which Vice Presidents of the Company are eligible for bonuses (calculated as a percentage of annual salary) upon the attainment of certain sales and pre-tax profit objectives which are fixed by the Board of Directors for the Company or certain of its divisions. The Compensation Committee believes that these arrangements tie the executive's performance closely to a key measure of success of the Company or the executive's business unit. The bonus for Mr. Fisher for fiscal 1996 of $73,762 was equal to 4% of the Company's pre-tax profit (as that term is defined in the last effective employment agreement between the Company and Mr. Fisher, which expired on December 31, 1995) in such year. The Compensation Committee believes that awarding Mr. Fisher this type of bonus, which was previously awarded to Mr. Fisher pursuant to Mr. Fisher's expired employment agreement, effectively aligns Mr. Fisher's compensation with the success of the Company and was appropriate based upon the Compensation Committee's evaluation of Mr. Fisher's performance in fiscal 1996.

     In the past, the Compensation Committee has awarded stock options to executive officers, including the Chief Executive Officer, to align the interests of the Company's executives with those of its stockholders and to award individual performance. In light of the significant stock holdings of the Company's Chief Executive Officer and Executive Vice President and the sizeable option grants given in prior years, the Committee decided not to award any options during fiscal 1996.

                                          Jonathan O. Lee

                                          John J. Neuhauser

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended January 3, 1997 with the total return on the S&P 500 Composite Index and a peer group of companies (the "Shoes Index"). The comparison assumes $100 was invested on December 31, 1991 in the Company's then outstanding Common Stock (the "Prior Common Stock") and in each of the foregoing indices and assumes reinvestment of dividends. On May 26, 1993, the Prior Common Stock ceased trading and the Class A Common Stock and Class B Common Stock began trading on the Nasdaq National Market.

        Measurement Period             Hyde Athletic
      (Fiscal Year Covered)          Industries, Inc.       S & P Index         Shoes Index
1991                                       100                 100                 100
1992                                       347                 107                  84
1993                                       231                 118                  68
1994                                       202                 119                  51
1995                                       163                 164                  35
1996                                       207                 204                  42

---------------
(1) Shoes Index includes L.A. Gear, Inc., K-Swiss Inc. and Vans, Inc., and the returns of each component company of the Shoes Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

                            APPROVAL OF AMENDMENT TO
                           1993 EQUITY INCENTIVE PLAN
                          AND CONTINUANCE OF SUCH PLAN

     On March 19, 1997, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Amendment") to the Company's 1993 Equity Incentive Plan (the "Equity Incentive Plan") increasing (i) the number of shares of Class A Common Stock and Class B Common Stock authorized for issuance from 800,000 to 1,150,000, in aggregate, and (ii) the number of shares of Class A Common Stock and Class B Common Stock for which options or awards may be granted in any calendar year to any one person from 75,000 to 150,000, in the aggregate. If the Amendment is approved, the Company will have additional authorized shares of Class A Common Stock and Class B Common Stock available for future stock option grants and awards of restricted stock. In addition, the Company will be able to provide larger individual grants and awards during any calendar year as a further incentive to certain employees. The Board of Directors believes that options and awards have been, and will continue to be, an important element in attracting and maintaining key employees and directors who are expected to contribute to the Company's growth and success. On March 31, 1997, the closing prices of the Class A Common Stock and Class B Common Stock on the Nasdaq National Market were $4.625 and $5.125, respectively.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

     In order for options and restricted stock awarded under the Equity Incentive Plan, as amended by the Amendment, to comply with Section 162(m) after the Annual Meeting, the continuance of the Equity Incentive Plan must be approved by stockholders. Accordingly, on March 19, 1997, the Board of Directors voted, subject to stockholder approval, to continue the Equity Incentive Plan. If the stockholders do not vote to continue the Equity Incentive Plan, the Company will not grant any further options or make any further awards of restricted stock under the Equity Incentive Plan.

     Under the terms of the Equity Incentive Plan, the Company is authorized to make awards of restricted stock and to grant incentive and non-statutory options to employees (including officers and employee directors) of, and consultants and advisors to, the Company to purchase shares of the Common Stock of the Company. Stock options and restricted stock awards may be granted or made with respect to either Class A Common Stock or Class B Common Stock (although it is the current intention of the Board of Directors to grant options and make restricted stock awards only with respect to Class B Common Stock). THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

ELIGIBILITY

     All key employees of the Company are eligible to receive incentive stock options, non-statutory stock options and awards of restricted stock. Outside consultants and advisors to the Company are eligible to receive only non-statutory options and awards of restricted stock under the Equity Incentive Plan; provided that non-employee directors are not eligible to receive any options or restricted stock awards under the Equity Incentive Plan. If the Amendment is approved by the stockholders of the Company, no employee may be granted awards or options with respect to more than 150,000 shares under the Equity Incentive Plan during any calendar year. Incentive stock options and options which the Compensation Committee intends to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding 10% or more of the voting stock of the Company). All other options may be granted at an exercise price established by the Compensation Committee, which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant.

     As of December 31, 1996, the Company had approximately 421 employees, all of whom are eligible to participate in the Equity Incentive Plan. The number of individuals receiving stock options varies from year to year depending on various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine award recipients.

ADMINISTRATION

     The Board of Directors of the Company has delegated administration of the Equity Incentive Plan to its Compensation Committee, consisting of Messrs. Lee and Neuhauser.

STOCK OPTIONS

     Stock options entitle the optionee to purchase Common Stock from the Company, for a specified exercise price, during the periods specified in the applicable option agreement. The Compensation Committee will select the persons to whom options are granted, determine the times at which options are granted, and determine the number of shares covered by each option, its exercise price, its vesting schedule and its expiration date. The exercise price of incentive stock options, however, must be at least 100% of the fair market value of the Common Stock as of the date of grant and at least 110% of such fair market value in the case of grants to persons who own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

RESTRICTED STOCK AWARDS

     Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase of unvested stock when the recipient's relationship with the Company terminates. The Compensation Committee will select the recipients of restricted stock awards, determine the times at which restricted stock awards are made, and determine the number of shares of Common Stock subject to the award, the purchase price (which can be less than the fair market value of the Common Stock) and the vesting schedule for such shares. The recipient may not sell, transfer or otherwise dispose of shares subject to a restricted stock award until such shares are vested. Upon termination of the recipient's relationship with the Company, the Company will be entitled to repurchase those shares which are not vested on the termination date at a price equal to their original purchase price.

GENERAL

     The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the Equity Incentive Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options or the making of an award, or such other provisions as shall be determined by the Compensation Committee, so long as not inconsistent with the Equity Incentive Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Equity Incentive Plan may be exercised.

AMENDMENT AND TERMINATION OF THE EQUITY INCENTIVE PLAN

     The Board of Directors may at any time amend or modify the terms of the Equity Incentive Plan in any respect except that the Board of Directors may not adopt any amendment requiring stockholder approval under Section 422 of the Code without the approval of the stockholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted and awards of restricted stock made under the Equity Incentive Plan and with respect to the sale of Common Stock acquired under the Equity Incentive Plan.

  Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a longterm capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO stock for more than one year prior to the date of the sale.

  Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

  Tax Consequences to the Company

     The grant of an award under the Equity Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the Equity Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Equity Incentive Plan, including as a result of the exercise of a nonstatutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to ordinary compensation income recognized by participants under the Equity Incentive Plan who are employees or otherwise subject to withholding.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year. Coopers & Lybrand L.L.P. has been the Company's independent accountants for the six most recent fiscal years. Although stockholder approval of the Board of Directors' selection of
Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider this selection.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as set forth below, and based solely on its review of copies of reports filed by the Reporting Persons and furnished to the Company, the Company believes that during 1996 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. Each of Jonathan O. Lee and John J. Neuhauser, directors of the Company, failed to file on a timely basis the Statement of Beneficial Ownership of Securities on Form 5, which reflected in each case the grant of an option to purchase 4,000 shares of the Company's Class B Common Stock.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

     Stockholder proposals to be included in the Company's proxy statement for the 1998 Annual Meeting of Stockholders must be received by the Company, for consideration, on or before December 17, 1997.

                                          By Order of the Board of Directors,

                                          David E. Redlick, Clerk
April 16, 1997

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                      APPENDIX A

PROXY                    HYDE ATHLETIC INDUSTRIES, INC.                    PROXY

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 15, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY.

      The undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John H. Fisher and Charles A. Gottesman, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Hyde Athletic Industries, Inc. (the "Company") to be held at the Company's headquarters, Centennial Industrial Park, 13 Centennial Drive, Peabody, Massachusetts 01960 at 10:00 a.m. (local time), on Thursday, May 15, 1997 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Class A Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

           PLEASE MARK YOUR
     / X / VOTES AS IN THIS
           EXAMPLE.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME IN THE LINE PROVIDED BELOW.)

1. Election of directors       / / FOR      / / WITHHELD


FOR (all nominees except as marked below)


-----------------------------------------

NOMINEES: James A. Buchanan, John H. Fisher, Phyllis H. Fisher, Charles A.
          Gottesman, Jonathan O. Lee and John J. Neuhauser

2. Approval of (i) an amendment to the Company's 1993 Equity Incentive Plan (as amended, the "Equity Incentive Plan") increasing (A) the number of shares issuable under the Equity Incentive Plan from 800,000 to 1,150,000 and (B) the number of shares for which options or awards may be granted in any calendar year to any one person from 75,000 to 150,000 and (ii) the continuance of the Equity Incentive Plan.

3. Ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants.

          / / FOR       / / AGAINST         / / ABSTAIN

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________ DATE__________________________
NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.

                                                                      APPENDIX B

                         Hyde Athletic Industries, Inc.

                           1993 EQUITY INCENTIVE PLAN


1.    Purpose.

      The purpose of this plan (the "Plan") is to secure for Hyde Athletic Industries, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code").

2.    Type of Options and Awards; Administration.

      (a) Types of Options and Awards. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code. Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and shall meet the requirements of Section 13 of the Plan.

      (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion (i) grant options to purchase shares of the Company's Common Stock (as defined in Section 4 of the Plan), and issue shares upon exercise of such options as provided in the Plan and (ii) make awards for the purchase of shares of Common Stock pursuant to Section 13 of the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements, awards and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements and awards, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the

Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement or award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee to the extent authority is so delegated to such Committee.

      (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.    Eligibility.

      (a) General. Options and awards may be granted or made to persons who are, at the time of grant, employees, officers or directors (so long as such officers and directors are also employees) of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company; and provided further that non-employee directors of the Company are not eligible to receive options or awards of restricted stock under the Plan. A person who has been granted an option or award may, if he or she is otherwise eligible, be granted additional options or awards if the Board of Directors shall so determine.

      (b) Grant of Options to Directors and Officers. The selection of a director or an officer (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) as a participant, the timing of the option grant or award, the exercise price of the option or the sale price of the award and the number of shares for which an option or award may be granted to such director or officer shall be determined either (i) by the Board of Directors, of which all members shall be "disinterested persons" (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be "disinterested persons." For the purposes of the

Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3, as such term is interpreted from time to time.

4.    Stock Subject to Plan.

      Subject to adjustment as provided in Section 16 below, the total number of shares which may be issued and sold under the Plan is 200,000 shares of Common Stock, $.33-1/3 par value per share ("Common Stock"); provided, however, if the Company files Articles of Amendment to its Restated Articles of Organization, as amended, reclassifying the Common Stock as Class A Common Stock, $.33-1/3 par value per share ("Class A Common Stock"), and authorizing a new class of Common Stock designated as Class B Common Stock, $.33-1/3 par value per share ("Class B Common Stock"), the Board of Director shall be entitled to grant options under the Plan for either Class A Common Stock or Class B Common Stock, in its discretion, and the total number of shares of Class A Common Stock and Class B Common Stock which may be issued and sold under the Plan shall be 400,000 shares in the aggregate; and further provided, that in such event the term "Common Stock" as used herein shall refer to Class A Common Stock or Class B Common Stock as the case may be. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants or awards under the Plan.

5.    Forms of Option Agreements.

      As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.    Purchase Price Upon Exercise of Options.

      (a) General. The purchase price per share of Common Stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11(b).

      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including without limitation by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board) or (iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined in such manner as may be prescribed by the Board of Directors.

7.    Option Period.

      Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that such date, in the case of an Incentive Stock Option, shall in no case be later than ten years after the date on which the option is granted.

8.    Exercise of Options.

      Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.    Nontransferability of Options.

      Incentive Stock Options, and all options granted to Reporting Persons, shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that non-statutory options granted to Reporting Persons may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3).

10.   Effect of Termination of Employment or Other Relationship.

      The Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.   Incentive Stock Options.

      Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

      (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

      (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            (ii) The option exercise period shall not exceed five years from the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

      (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

            (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

            (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised, by the person to whom it is transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

            (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option or award granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no stock option may be exercised after its expiration date.

12.   Additional Provisions.

      (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any option granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

      (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all or any particular option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13.   Awards.

      A restricted stock award ("award") shall consist of the sale and issuance by the Company of shares of Common Stock, and purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the award and in this Section 13 and elsewhere in the Plan.

      (a) Execution of Restricted Stock Award Agreement. As a condition to an award under the Plan, each recipient of an award shall execute an agreement in such form, which may differ among recipients, as shall be specified by the Board of Directors at the time of such award.

      (b) Price. The Board of Directors shall determine the price at which shares of Common Stock shall be sold to recipients of awards under the Plan. The Board of Directors may, in its discretion, issue shares pursuant to awards without the payment of any cash purchase price by the recipients or issue shares pursuant to awards at a purchase price below the then fair market value of the Common Stock. If a purchase price is required to be paid, it shall be paid in cash or by check payable to the order of the Company at the time that the award is accepted by the recipient, or by such other means as may be approved by the Board of Directors.

      (c) Number of Shares. The award shall specify the number of shares of Common Stock granted thereunder.

      (d) Restrictions on Transfer. In addition to such other terms, conditions and restrictions upon awards as shall be imposed by the Board of Directors, all shares issued pursuant to an award shall be subject to the following restrictions:

            (1) All shares of Common Stock subject to an award (including any shares issued pursuant to paragraph (e) of this Section ) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subparagraph (2) below for the period specified in the document evidencing the award, and shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period."

            (2) In the event that a recipient's employment with the Company (or consultancy or advisory relationship, as the case may be) is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, or because of the death or disability of the recipient, the Company shall have the right and option for a period of three months following such termination to buy for cash that number of the shares of Common Stock purchased under the award as to which the restrictions on transfer and the forfeiture provisions contained in the award have not then lapsed, at a price equal to the price per share originally paid by the recipient. If such termination occurs within the last three months of the applicable restrictions, the restrictions and repurchase rights of the Company shall continue to apply until the expiration of the Company's three month option period.

            (3) Notwithstanding subparagraphs (1) and (2) above, the Board of Directors may, in its discretion, either at the time that an award is made or at any time thereafter, waive its right to repurchase shares of Common Stock upon the occurrence of any of the events described in this paragraph
      (d) or remove or modify any part or all of the restrictions. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an award at the time of such award such other restrictions on any shares of Common Stock issued pursuant to such award as the Board of Directors may deem advisable.

      (e) Additional Shares. Any shares received by a recipient of an award as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to such award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such award.

      (f) Transfers in Breach of Award. If any transfer of shares purchased pursuant to an award is made or attempted contrary to the terms of the Plan and of such award, the Board of Directors shall have the right to purchase for the account of the Company those shares from the owner thereof or his or her transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable award or any recipient of an award who breaches his or her obligation to resell shares as required by the provisions of the Plan and the applicable award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer or breach was made or attempted.

      (g) Additional Award Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any award granted under the Plan, including without limitation commitments to pay cash bonuses, make, arrange for or guarantee loans or transfer other property to recipients upon the grant of awards, or such other provisions as shall be determined by the Board of Directors.

14.   General Restrictions.

      (a) Investment Representations. The Company may require any person to whom an option or award is granted, as a condition of exercising such option or purchasing the shares subject to the award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

      (b) Compliance With Securities Laws. Each option and award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

15.   Rights as a Shareholder.

      The holder of an option or recipient of an award shall have no rights as a shareholder with respect to any shares covered by the option or award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

16.   Adjustment Provisions for Recapitalizations and Related Transactions.

      (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan or repurchase rights of the Company, without changing the aggregate purchase price as to which such options remain exercisable, provided that no adjustment shall be made pursuant to this Section 16 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

      (b) Board Authority to Make Adjustments. Any adjustments under this
Section 16 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

17.   Merger, Consolidation, Asset Sale, Liquidation, etc.

      (a) General. In the event of a consolidation or merger in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company or sale of all or substantially all of the assets of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options and awards: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full, any restrictions on exercising outstanding options issued pursuant to the Plan prior to any given date shall terminate and any restrictions on and rights of the Company to repurchase shares covered by outstanding awards issued pursuant to the Plan shall terminate.


      (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

18.   No Special Employment Rights.

      Nothing contained in the Plan or in any option or award shall confer upon any recipient of an award or optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

19.   Other Employee Benefits.

      Except as to plans which by their terms include such amounts as compensation, neither the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise nor the value of an award granted to an employee will constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

20.   Amendment of the Plan.

      (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required as to such modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options or under Rule 16b-3 with respect to options held by or awards made to Reporting Persons, the Board of Directors may not effect such modification or amendment without such approval.

      (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee or recipient of an award, affect his or her rights under an option or award previously granted to him or her. With the consent of the optionee or recipient of the award affected, the Board of Directors may amend outstanding option agreements or awards in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

21.   Withholding.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of an award any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan or the purchase of shares subject to the award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee or recipient of an award may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or the purchase of shares subject to an award or (ii) by delivering to the Company shares of Common Stock already owned by the optionee or award recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee or award recipient who has made an election pursuant to this Section 21(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

      (c) If the recipient of an award under the Plan elects, in accordance with
Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the award.

22.   Cancellation and New Grant of Options, Etc.

      The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

23.   Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 20) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option issued after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options and awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

      (b) Termination. Unless sooner terminated in accordance with Section 17, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options or the final vesting of awards granted under the Plan. Unless sooner terminated in accordance with
Section 17, the Plan shall terminate with respect to options which are not Incentive Stock Options and awards on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

24.   Provision for Foreign Participants.

      The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                    Adopted by the Board of Directors on
                                    April 7, 1993

                                    Approved by the stockholders on May
                                    25, 1993

                         HYDE ATHLETIC INDUSTRIES, INC.


                                 AMENDMENT NO. 1

                                       TO

                           1993 EQUITY INCENTIVE PLAN



      1. Section 3(a) of the 1993 Equity Incentive Plan be and hereby is amended by adding the following two sentences thereto:

            "Subject to adjustment as provided in Section 16 below, the maximum number of shares with respect to which options or restricted stock awards may be granted to any person under the Plan shall not exceed 75,000 shares of Common Stock (as defined in Section 4 below) during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option or award shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or award or the issuance of a new option or award in substitution for a cancelled option or award shall be deemed to constitute the grant of a new additional option or award, as the case may be, separate from the original grant that is repriced or cancelled."

      2. Section 4 of the 1993 Equity Incentive Plan be and hereby is deleted in its entirety and replaced by the following:

            "4. Stock Subject to Plan.

            Subject to adjustment as provided in Section 16 below, the total number of shares of Class A Common Stock, $.33-1/3 par value per share ("Class A Common Stock"), and Class B Common Stock, $.33-1/3 par value per share ("Class B Common Stock"), which may be issued and sold under the Plan is 800,000 shares in the aggregate. The term "Common Stock" as used herein shall refer to Class A Common Stock or Class B Common Stock as the case may be. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject


                                      A1-1
      to such option shall again be available for subsequent option grants or awards under the Plan."


                                    Adopted by the Board of Directors on
                                    January 3, 1994

                                    Approved by the stockholders on
                                    May 26, 1994


                                      A1-2

                         HYDE ATHLETIC INDUSTRIES, INC.


                                 AMENDMENT NO. 2

                                       TO

                           1993 EQUITY INCENTIVE PLAN



      1. The penultimate sentence of Section 3(a) of the 1993 Equity Incentive Plan, as amended (the "1993 Plan"), be and hereby is deleted in its entirety and replaced with the following:

            "Subject to adjustment as provided in Section 16 below, the maximum number of shares with respect to which options or restricted stock awards may be granted to any person under the Plan shall not exceed 150,000 shares of Common Stock (as defined in Section 4 below) during any calendar year during the term of the Plan."

      2. The first sentence of Section 4 of the 1993 Plan be and hereby is deleted in its entirety and replaced with the following:

            "Subject to adjustment as provided in Section 16 below, the total number of shares of Class A Common Stock, $.33-1/3 par value per share ("Class A Common Stock"), and Class B Common Stock, $.33-1/3 par value per share ("Class B Common Stock"), which may be issued and sold under the Plan is 1,150,000 shares in the aggregate."


                                    Adopted by the Board of Directors on
                                    March 19, 1997